UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
___________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) March 5, 2019
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Bandwidth Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38285	56-2242657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Main Campus Drive Raleigh, NC		27606
(Address of principal executive offices)		(Zip Code)
(800) 808-5150
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry Into a Material Definitive Agreement.
On March 6, 2019, Bandwidth Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co LLC and J.P. Morgan Securities LLC., as representatives of the several underwriters named therein (the “Underwriters”), relating to an underwritten public offering (the “Offering”) of 2,500,000 shares of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”). The Offering was upsized from the previously announced offering size of 2,250,000 shares of Common Stock. The net proceeds to the Company from the Offering are expected to be approximately $127.4 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company. In addition, under the terms of the Underwriting Agreement, the Company has granted the Underwriters the option, exercisable in whole or in part within 30 days, to purchase up to an additional 375,000 shares of Common Stock on the same terms and conditions. The closing of the Offering is expected to occur on or about March 11, 2019, subject to customary closing conditions.
The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the parties.
The Offering is being made pursuant to the Company’s registration statement on Form S-3 (Registration Statement No. 333-228939), which was previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on February 4, 2019, and a related prospectus supplement and accompanying prospectus. A copy of the Underwriting Agreement has been attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 8.01 Other Events.
On March 5, 2019, the Company issued a press release announcing that it had commenced the Offering. On March 7, 2019, the Company issued a press release announcing that it had upsized and priced the Offering. Copies of these press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively, and the information contained therein is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement by and among Bandwidth Inc., Morgan Stanley & Co LLC and J.P. Morgan Securities LLC, dated March 6, 2019
99.1	Bandwidth Inc. press release, dated March 5, 2019
99.2	Bandwidth Inc. press release, dated March 7, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANDWIDTH INC.

Date: March 7, 2019	By:	/s/ Jeffrey A. Hoffman
	Name:	Jeffrey A. Hoffman
	Title:	Chief Financial Officer